Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated May 9, 2025, relating to the consolidated financial statements of Youlife Group Inc.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ OneStop Assurance PAC

Singapore

August 11, 2025